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Exhibit 16.1


                             SALIBELLO & BRODER LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                633 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                                    ---------

                               TEL: (212) 315-5000
                               FAX: (212) 397-5832





Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read the statements made by I-Incubator.com, Inc. (copy attached) which we understand will be filed with the Commission, pursuant to Item 4, by amendment number 1 to Form 8-K dated August 7, 2003. We agree with the statements concerning our Firm in such Form 8-K.


/s/ SALIBELLO & BRODER LLP
Certified Public Accountants

New York, New York
August 7, 2003


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